  Exhibit 99.1

TPT Global Tech's Mobile COVID-19 "QuikLAB(TM)" and Its "Aire Fitness" Mobile Gym In Transit To Their New Homes In Texas and Miami

SAN DIEGO, CA / ACCESSWIRE / August 21, 2020 / TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCQB:TPTW) announced today that two units of its Mobile products "QuikLAB™" and "Aire Fitness Gym" are now in transit to their first locations. The company will deliver a mobile gym unit to the Parks and Recreations Department for the Beacon at Webb Community Park in Arlington Texas. Aire Fitness gyms are being used by California State University and YMCA's in California and Texas. Aire Fitness founded in 2014 focuses on custom designing, manufacturing, and selling sustainable high-end turnkey outdoor fitness studios. Outdoor Fitness is now the new trend as it allows its users to benefit from open-air workouts while social distancing, during the Covid-19 pandemic. TPT Global Tech acquired majority control of The Fitness Container, LLC, known as "Aire Fitness", www.airefitness.com, as of August 1, 2020

A TPT MedTech "QuikLAB™" will be delivered to the Dadeland Mall in Miami Florida where the Company intends to commence COVID-19 Testing operations in early September. The TPT QuikLAB intends to offer PCR and Antibody rapid tests to customers. Customers will also be able to download the newly developed QuikLAB™ App which allows customers to schedule testing appointments to help alleviate long lines. It also would allow customers to choose which QuikLAB™ location best fits their availability (once there are multiple locations) and receive their rapid test results via the app when completed. The QuikLAB™ App also has a "QuikPASS™" Certificate feature that will allow employers, sports venues, nightclubs, restaurants, and schools to monitor individuals, on a frequent on-going basis and perhaps provide businesses and communities some sense of freedom and safety to allow entrance to said venues.

"It was very exciting for us to send these products, a OuikLAB™ and Aire Fitness Gym, to their new locations. We feel both products will help in the fight against COVID-19. This is a milestone in our efforts to join the efforts against COVID-19 in the United States as we begin our "Point of Care" technology strategy," says Stephen Thomas CEO of TPT Global Tech.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

TPT has created a new division, TPT MedTech, which will seek to implement health based solutions which seek to integrate our telecommunications technologies.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.